                                EXHIBIT 8(a)(n)

AMENDMENT TO PARTICIPATION AGREEMENT BY AND AMONG CANADA LIFE INSURANCE COMPANY
   OF AMERICA AND MONTGOMERY FUNDS III AND MONTGOMERY ASSET MANAGEMENT, L.P.

                                  AMENDMENT TO

                            PARTICIPATION AGREEMENT

                                  By and Among

                    CANADA LIFE INSURANCE COMPANY OF AMERICA

                                      And

                              MONTGOMERY FUNDS III

                                      And

                       MONTGOMERY ASSET MANAGEMENT, L.P.


WHEREAS, Canada Life Insurance Company of America, organized under the Laws of the State of Michigan (the "Company"), Montgomery Funds III, an open-end management investment company and business trust organized under the laws of the state of Delaware (the "Fund") and Montgomery Asset Management, L.P., a limited partnership organized under the laws of the State of California (the "Adviser"), have previously entered into a Participation Agreement dated May 1, 1996 (the "Participation Agreement"), and

WHEREAS, the Company, the Fund and the Adviser wish to amend such Participation Agreement, and

WHEREAS, Section 12.9 of the Participation Agreement allows such amendment to be made;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

1. The Fund, the Company and the Adviser agree to amend Schedule 2 to the Participation Agreement, in the form attached hereto, by adding the Montgomery Variable Series: Growth Fund, to such Schedule 2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    CANADA LIFE INSURANCE COMPANY OF
                                    AMERICA

SEAL                                By:   /s/ David A. Hopkins
                                          -------------------------------
                                    Date: April 24, 1997
                                          -------------------------------


                                    MONTGOMERY FUNDS III

SEAL                                By:   /s/ John Story
                                          -------------------------------
                                    Date: 4/21/97
                                          -------------------------------


                                    MONTGOMERY ASSET MANAGEMENT, L.P.

SEAL                                By:   /s/ John Story
                                          -------------------------------
                                    Date: 4/21/97
                                          -------------------------------

                                   SCHEDULE 2

                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                    CANADA LIFE INSURANCE COMPANY OF AMERICA

                                      AND

                              MONTGOMERY FUNDS III

                                      AND

                       MONTGOMERY ASSET MANAGEMENT, L.P.

The Separate Account(s) shown on Schedule 1 may invest in the following Portfolios of the Montgomery Funds III:

         Montgomery Variable Series: Emerging Markets Fund

         Montgomery Variable Series: Growth Fund


April 10, 1997

                                      -3-